Firm:  Coopers & Lybrand, L.L.P.
       A Professional Services Firm

Consent of Independent Auditors

We consent to the inclusion in Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A (File No. 33-32864) of Alameda-Contra Costa Medical Association Collective Investment Trust for Retirement Plans of our report dated February 9, 1996 on our audit of the financial statements and financial highlights for the year ended December 31, 1995.

Coopers & Lybrand, L.L.P.
(Signature)

Oakland, California
February 23, 1996